UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2018

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province

China 710075
 (Address of principal executive offices, including zip code)

(86-29) 8765-1097

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported in a Current Report on Form 8-K, filed on October 29, 2018 (the “Form 8-K”), China Recycling Energy Corporation (the “Company”), entered into Securities Purchase Agreements (collectively, the “Purchase Agreement”) with certain investors named on the signature pages thereto (the “Investors”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in a registered direct offering an aggregate of 1,985,082 shares (the “Shares”) of the Company’s common stock, par value $0.001, at a purchase price of $1.375 per share, for aggregate gross proceeds to the Company of approximately $2.75 million (the “Offering”), in addition to warrants to purchase an aggregate of 1,985,082 shares of the Company’s common stock offered and sold in a concurrent private placement.

This Amendment No. 1 to Form 8-K (the “Amendment”) is being filed solely to supplement the exhibits to the Form 8-K with a copy of the opinion of Garvey Schubert Barer, P.C., relating to the validity of the Shares issued in the Offering. A copy of the opinion is filed as Exhibit 5.1 hereto. Except as expressly described herein, this Amendment does not change any of the disclosure contained in the Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
5.1	Opinion of Garvey Schubert Barer, P.C.
23.1	Consent of Garvey Schubert Barer, P.C. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: October 31, 2018	By:	/s/ Guohua Ku
	Name:	Guohua Ku
	Title:	Chairman & Chief Executive Officer

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